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                                                                   Exhibit 10.85

                               EMPLOYEE AGREEMENT

In exchange for my becoming employed (or my employment being continued) by Aspect Communications Corporation, or its subsidiaries, affiliates, or successors (hereinafter referred to collectively as the "Company"), I hereby agree as follows:

Employment at Will

I agree that this Agreement is not an employment contract and that I have the right to resign and the Company has the right to terminate my employment at any time for any reason, with or without cause. This is the full and complete agreement between myself and the company and no employee or representative of the Company has any authority to enter into any agreement to the contrary.

I will perform for the Company such duties as may be designated by the Company from time to time. During my period of employment by the Company, I will devote my best efforts to the interests of the Company and will not engage in other employment with any Aspect competitor, customer or supplier without the prior written consent of the Company. I will not accept a position with any other company if the time demands of the position will impair my ability to fulfill my obligations to the Company.

Definitions

As used in this Agreement the term "Inventions", means designs, trademarks, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements, ideas, original works of authorship or copyrightable works, including all rights to obtain, register, perfect and enforce these proprietary interests.

As used in this Agreement, the term "Confidential Information" means information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise.

Assignment of Inventions

Without further compensation, I hereby assign and agree to assign to the Company or its designee, my entire right, title, and interest in and to all Inventions made by me during the period of my employment unless the Invention was developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secret information: and (a) the Invention does not relate at the time of conception or reduction to practice of the Invention to the Company's business, or the Company's actual or demonstrably anticipated research or development; and, (b) the Invention does not result from any work performed by me for the Company, whether or not during normal working hours. No rights are hereby conveyed in Inventions, if any, made by me prior to my employment with this Company which are identified on the back of this Agreement or on a sheet attached to and made a part of this Agreement, if any. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act as in effect of this date.

I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions hereby assigned to the Company. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings.

This Agreement does not apply to an Invention, the assignment of which to the Company would violate applicable law, including an Invention which qualified fully under Section 2870 of the California Labor Code. I agree to disclose in confidence to the company all Inventions made by me to permit a determination as to whether or not the Inventions should be the property of the Company.

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Confidential Nondisclosure

I agree to hold in confidence and not directly or indirectly to use or disclose, either during or after termination of my employment with the Company, any Confidential Information I obtain or create during the period of my employment, whether or not during working hours, except to the extent authorized by the Company, until such Confidential Information becomes generally known. I agree not to make copies of such Confidential Information except as authorized by the Company. I will return or deliver to the Company all tangible forms of such Confidential Information in my possession or control, including but not limited to drawings, specifications, documents, records, devices, models or any other material and copies or reproductions thereof.

I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others.

No Solicitation

I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, I shall not either directly or indirectly solicit, induce, recruit, or encourage any of the Company's employees to leave their employment or attempt to solicit, induce, encourage, recruit employees of the Company, either for myself or for any other person or entity.

No Conflict

I agree not to enter into any agreement, either written or oral, in conflict with the provisions of this Agreement. I certify that, to the best of my information and belief, I am not a party to any other agreement which will interfere with my full compliance with this Agreement.

Survivability

This Agreement (a) shall survive my employment by the Company (b) does not in any way restrict my right or the right of the Company to terminate my employment, (c) inures to the benefit of successors and assignees of the Company, and (d) is binding upon my heirs and legal representatives.

Compliance

I certify and acknowledge that I have carefully read all of the provision of this agreement and that I understand and will fully and faithfully comply with such provisions.

Employee

   Print Name: Susanne Hereford            Signature: /s/ Susanne Hereford

   Date: 6/19/01

Aspect Communications Corporation

   Print Name: Peter S. MacGregor          Signature: /s/ Peter S. MacGregor

   Title: Staff Manager                    Date: 6/19/01



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                               LIST OF INVENTIONS

                                      NONE

















































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